Exhibit (10)(a)

               Written Consent of Sutherland Asbill & Brennan LLP

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                               [S.A.B. Letterhead]

                                 April 25, 2000


Board of Directors
Western Reserve Life Assurance Co. of Ohio
WRL Series Annuity Account B
570 Carillon Parkway
St. Petersburg, Florida  33716

                 RE:    WRL Series Annuity Account B

                        Janus Retirement Advantage
                        File No. 33-63246/811-7754


Gentlemen:


                 We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of the Post-Effective Amendment No. 8 to the Registration Statement on Form N-4 (File No. 33-63246) of WRL Series Annuity Account B filed by Western Reserve Life Assurance Co. of Ohio with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                             Very truly yours,

                                             SUTHERLAND ASBILL & BRENNAN LLP



                                             By: /s/ Stephen E. Roth
                                                 ----------------------------
                                                 Stephen E. Roth